UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on May 5, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•      liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•      failing to maintain and protect our brand, independence, and reputation;

•      failing to differentiate our products and continuously create innovative, proprietary research tools;

•      failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•      trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•      liability related to the storage of personal information related to individuals as well as portfolio and account-level

•      information;

•      liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•      compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•      the failure of acquisitions and other investments to produce the results we anticipate;

•      downturns in the financial sector, global financial markets, and global economy;

•      the effect of market volatility on revenue from asset-based fees;

•      a prolonged outage of our database, technology-based products and services, or network facilities; and

•      challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: April 17, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through April 13, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Audit Fees

1.    The audit fees (page 34 of the proxy statement) jumped quite substantially. Why is that? Do you expect 2017’s audit fees to be nearer 2016’s or 2015’s level?

The level of audit fees depends on a variety of factors, including the scope and complexity of our operations, the number of hours spent auditing our annual and quarterly financial statements, and the rates negotiated with our independent registered public accounting firm.

Although we’re always working to keep audit fees at a reasonable level, we would generally expect them to increase as our business expands (barring unusual events such as a change in our independent registered public accounting firm). The level of acquisition activity may also affect our audit fees. For example, we expect to incur additional audit fees in 2017 related to our acquisition of PitchBook Data.

Morningstar Funds Trust

2.    On page 10 of the annual report, you discuss the proposed registration of nine Morningstar funds with the SEC. You mention that this will help you remove “a layer of fees embedded in the current fee structure.” Could you please help me understand more precisely what this “layer of fees” is and how this change will result in its elimination?

Following our initial registration statement filing, we’re currently in a quiet period, which limits the scope and method of our communications related to these funds. Please refer to our public filings for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 17, 2017	By:	/s/ Kunal Kapoor
Kunal Kapoor
Chief Executive Officer and Interim Chief Financial Officer